SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 9, 2009, FTI Consulting, Inc. (“FTI”) entered into a collared master confirmation accelerated stock buyback agreement (“ASB Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”). On the same day, FTI and Goldman Sachs executed a supplemental confirmation to effect a $250 million accelerated stock buyback transaction under the ASB Agreement. FTI will repurchase these shares as part of the $500 million share repurchase program that it announced on November 4, 2009.

Under the ASB Agreement, FTI paid $250 million to Goldman Sachs on November 12, 2009 from available cash on hand to repurchase outstanding shares of FTI common stock. Also on November 12, 2009, FTI received a substantial majority of the shares to be delivered by Goldman Sachs in the transaction. The specific number of shares that FTI ultimately will repurchase in this transaction will be based generally on the volume-weighted average share price of FTI common stock over the duration of the transaction, subject to collar provisions that establish minimum and maximum numbers of repurchased shares. The minimum and maximum share numbers will depend upon the volume-weighted average share price of FTI’s common stock during an agreed “hedge period” that will conclude in December 2009, subject to extension as permitted under the ASB Agreement. Final settlement of the repurchase transaction is to occur no later than July 2010, although under circumstances specified in the ASB Agreement the completion date may be accelerated by Goldman Sachs. At settlement, under certain circumstances specified in the ASB Agreement, FTI may be entitled to receive additional shares of FTI common stock from Goldman Sachs, or, FTI may be required to deliver shares or make a cash payment (at its option) to Goldman Sachs. In connection with this transaction, Goldman Sachs is expected to purchase FTI common stock in the open market. All of the repurchased shares will be retired.

The ASB Agreement contains the principal terms and provisions governing the accelerated stock buyback, including, but not limited to, the mechanism used to determine the number of shares that will be delivered (as well as the minimum and maximum share amounts), the required timing of delivery of the shares, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, the specific circumstances under which the accelerated stock buyback may be terminated early, certain specific circumstances under which Goldman Sachs could be entitled to deliver fewer than the minimum number of shares specified by the collar provisions (or FTI could be required to deliver shares or cash (at FTI’s option) to Goldman Sachs), and various acknowledgements, representations and warranties made by FTI and Goldman Sachs to one another. Although the ASB Agreement is set up as a “master confirmation,” under which multiple transactions could be completed, FTI has not agreed to (or determined to pursue) any transactions other than the $250 million transaction entered into on November 9, 2009. A copy of the ASB Agreement and the supplemental confirmation entered into on November 9, 2009 are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein. The above summary is qualified in its entirety by reference to the ASB Agreement and the supplemental confirmation.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

ITEM 8.01.	Other Events

On November 9, 2009, FTI issued a press release announcing the execution of the ASB Agreement. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Master Confirmation Accelerated Share Buyback Agreement dated November 9, 2009.

99.2*	Supplemental Confirmation dated November 9, 2009.

99.3	Press Release of FTI Consulting, Inc. dated November 9, 2009.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 13, 2009	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Master Confirmation Accelerated Share Buyback Agreement dated November 9, 2009

99.2*	Supplemental Confirmation dated November 9, 2009

99.3	Press Release of FTI Consulting, Inc. dated November 9, 2009

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission